SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: April 18, 2001
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
           (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307

                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                                (845) 454-3703
                       (Registrant's Telephone Number)

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Item 1-Item 4          Not Applicable.

Item 5: Other Events.  Not Applicable.

Item 6                 Not Applicable.

Item 7                 Financial Statements and Exhibits.

                        (a),(b)

                        (c) Exhibits

                        (i) Press release dated April 17, 2001.

Item 8.                Not applicable.

Item 9.                Not applicable.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2001                          COMMAND SECURITY CORPORATION



                                               By: /s/ Graeme R. Halder
                                                       Graeme R. Halder
                                                       Chief Financial Officer

FOR IMMEDIATE RELEASE CONTACT: William C. Vassell  Donald Radcliffe
                               Chairman            Radcliffe & Associates, Inc.
                               Tel: (845) 454-3703 Tel: (212) 605-0174

                    COMMAND SECURITY CORPORATION APPOINTS
                  CARL E. PAINTER TO ITS BOARD OF DIRECTORS

Lagrangeville, New York *** April 17, 2001 *** Command Security Corporation announced today the appointment of Carl E. Painter to its Board of Directors.

Commenting on this appointment, William Vassell Command's CEO said, "We are extremely excited to add an individual with Carl's background to our Board. His experience in building companies through a combination of internal growth and acquisition will be valuable to Command as we continue to build a leading provider of security services."

Mr. Painter was most recently Chairman, President and Chief Executive
Office of BICC Cables Corporation which was a leading manufacturer of electrical cables in the United States and Canada with revenues in excess of $750 million. BICC Cables was a subsidiary of the London based BICC Group.

In 1984 Mr. Painter was a co-founder of Cablec Corporation, a company formed to complete the management buy-out of the power cable business of the Phelps Dodge Cable & Wire Company. At the time of the MBO, revenues were $50 million. By 1989, revenues had increased to over $500 million as a result of internal growth and several acquisitions and the company was acquired by the BICC Group. During his time with the company, Mr. Painter held positions in manufacturing, sales, marketing and general management and led a number of acquisitions and the integration process following the acquisitions. He served as a director on the main board of the BICC Group and was a director on the board of Phillips Cables, Ltd., a Canadian subsidiary. He was also a director for the National Electrical Manufacturers Association, the trade association for the U.S. electrical industry.

Mr. Painter received a Bachelor of Science degree in electrical engineering from Lehigh University in 1968 and an MBA degree from the Harvard Business School in 1975. He served four years as a Flight Officer in the U.S. Navy and currently resides in Greenwich, Connecticut with his wife.

                                  - more -

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About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Georgia, Massachusetts and Pennsylvania and provides services via independent security companies nationwide.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.